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                                                                  EXHIBIT 24

                              POWER OF ATTORNEY


         Each director and/or officer of The Laclede Group, Inc. whose signature appears below appoints D. H. Yaeger, G. T. McNeive, Jr. and M. C. Kullman and each of them severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, any and all registration statements on Form S-8 and any and all amendments (including post-effective amendments) to such registration statements for the following plans:

o   Missouri Natural Gas Division of Laclede Gas Company Dual Savings Plan
o   Laclede Gas Company Wage Deferral Savings Plan
o   Laclede Gas Company Salary Deferral Savings Plan

And to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                                      SIGNATURES

            NAME                                       TITLE                           DATE
            ----                                       -----                           ----

/s/ D. H. Yaeger                          Chairman of the Board, President,         May 23, 2002
--------------------------------------    Chief Executive Officer and
(D. H. Yaeger)                            Director


/s/ A. B. Craig, III                      Director                                  May 23, 2002
--------------------------------------
(A. B. Craig, III)


/s/ H. Givens                             Director                                  May 23, 2002
--------------------------------------
(H. Givens)


/s/ C. R. Holman                          Director                                  May 23, 2002
--------------------------------------
(C. R. Holman)


/s/ R. C. Jaudes                          Director                                  May 23, 2002
--------------------------------------
(R. C. Jaudes)



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


/s/ W. S. Maritz                          Director                                  May 23, 2002
--------------------------------------
(W. S. Maritz)


/s/ W. E. Nasser                          Director                                  May 23, 2002
--------------------------------------
(W. E. Nasser)


/s/ R. P. Stupp                           Director                                  May 23, 2002
--------------------------------------
(R. P. Stupp)


/s/ M. A. Van Lokeren                     Director                                  May 23, 2002
--------------------------------------
(M. A. Van Lokeren)


/s/ G. T. McNeive, Jr.                    Senior Vice President-Finance and         May 23, 2002
--------------------------------------    General Counsel (Principal
(G. T. McNeive, Jr.)                      Financial Officer)